UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

BrightSpire Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

590 Madison Avenue, 33rd Floor
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (212) 547-2631

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Third Amendment to Master Repurchase Facility - Barclays Bank PLC
On April 26, 2018, CLNC Credit 7, LLC, now known as BrightSpire Credit 7, LLC (“BB Seller”), an indirect subsidiary of BrightSpire Capital, Inc. (the “Company”), entered into a Master Repurchase Agreement (the “BB Repurchase Agreement”) with Barclays Bank PLC (“Barclays”). The BB Repurchase Agreement provides up to $500.0 million to finance first mortgage loans, mezzanine loans, senior loan participations and other commercial mortgage loan debt instruments secured by commercial real estate, as described in more detail in the BB Repurchase Agreement and related ancillary documents.
In connection with the BB Repurchase Agreement, BrightSpire Capital Operating Company, LLC (“Guarantor”) entered into a Guaranty with Barclays (the “BB Guaranty”), under which Guarantor agreed to a partial recourse guaranty of BB Seller’s payment and performance obligations under the BB Repurchase Agreement.
On May 7, 2020, Guarantor and Barclays entered into an Amendment to Guaranty (the “First BB Guaranty Amendment”), under which Barclays agreed to reduce the minimum consolidated tangible net worth of Guarantor from $2.105 billion to $1.5 billion, plus 75% of the net cash proceeds of any equity issuance thereafter received by Guarantor.
On January 22, 2021, BB Seller and Barclays entered into a First Amendment to Master Repurchase Agreement (the “First Amendment to BB Repurchase Agreement”), which extended the maturity date of the BB Repurchase Agreement to April 25, 2024.
On April 14, 2021, Guarantor and Barclays entered into a Second Amendment to Guaranty (the “Second BB Guaranty Amendment”), under which Barclays approved the Company’s internalization transaction and agreed that, upon the consummation of the internalization transaction, the required minimum consolidated tangible net worth of the Guarantor is reduced from $1.5 billion to $1.35 billion.
On February 8, 2022, BB Seller and Barclays entered into a Second Amendment to Master Repurchase Agreement (the “Second Amendment to BB Repurchase Agreement”), to expand the eligibility criteria to allow for loans indexed to the secured overnight financing rate (“SOFR”), and to allow for borrowings under those facilities to also be indexed to SOFR. On February 8, 2022, Guarantor and Barclays entered into a Third Amendment to Guaranty (the “Third BB Guaranty Amendment”), under which Barclays agreed that the required minimum consolidated tangible net worth of the Guarantor is reduced from $1.35 billion to $1.11 billion.
On June 1, 2022, BB Seller and Barclays entered into a Third Amendment to Master Repurchase Agreement (the “Third Amendment to BB Repurchase Agreement”) and related ancillary documents, to increase the facility size from $500.0 million to $600 million and to extend the maturity date of the BB Repurchase Agreement to April 25, 2025, with a one-year extension at BB Seller’s election subject to satisfaction of certain conditions precedent and further extensions available subject to approval by Barclays and satisfaction of certain conditions precedent, in each case, as further set forth in the BB Repurchase Agreement, as amended.
The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to (i) the Third Amendment to BB Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, (ii) the Second Amendment to BB Repurchase Agreement, which is filed as an exhibit to the Company’s Form 10-K filed on February 22, 2022, (iii) the Third BB Guaranty Amendment, which is filed as an exhibit to the Company’s Form 10-K filed on February 22, 2022, (iv) the Second BB Guaranty Amendment, which is filed as an exhibit to the Company’s Current Report on Form 8-K filed on April 19, 2021, (v) the First Amendment to BB Repurchase Agreement, which is filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 25, 2021, (vi) the First BB Guaranty Amendment, which is filed as an exhibit to the Company’s Form 10-Q filed on May 8, 2020, and (vii) the BB Repurchase Agreement and the BB Guaranty, which are filed as exhibits to the Company’s Current Report on Form 8-K filed on May 2, 2018.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Third Amendment to Master Repurchase Agreement, dated as of June 1, 2022, by and between Barclays Bank PLC and BrightSpire Credit 7, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2022	BRIGHTSPIRE CAPITAL, INC.

	By:	/s/ David A. Palamé
	Name:	David A. Palamé
	Title:	General Counsel and Secretary